AFFINITY GOLD CORP.
7950 Main Street, Suite #217
Maple Gove, MN  55369

Symbol: AFYG - OTCBB
February 11, 2010

NEWS RELEASE

AFFINITY GOLD CORP. ANNOUNCES CEO APPOINTMENT

Maple Grove, Minnesota – February 11, 2010 – Affinity Gold Corp. (OTC-BB: AFYG) (“Affinity” or the “Company”) is pleased to announce the appointment of mining executive Paul Antoniazzi as Chief Executive Officer of the Company. Mr. Antoniazzi has been a Board member of Affinity Gold since January of 2009.

Mr. Antoniazzi brings with him over 25 years of extensive experience and a successful track record in senior management positions within international mining organizations.  As a former senior project manager of North America for Lac Minerals Inc., (now Barrick Gold Corp.) (1983-1994), he was responsible for the engineering, construction, procurement, and commissioning of $473 million of projects at 8 different sites. As Vice president of Golder Paste Technologies (1994-2002) he built plants in Australia, Brazil, Turkey, Canada and USA valuing over $120 million. Since 2002, he has worked as an independent contractor specializing in environmental and mining projects. He currently sits on the board of three Canadian listed mining companies, Opawica Explorations Inc. (TSX: OPW), International Kirkland Minerals Inc., (IKI-TSXV), and RT Minerals Corp. (C.RTM: CNQ).

Mr. Antonio Rotundo, President, CFO and Director of the Company, stated "The Board and I very much look forward to working with Mr. Antoniazzi in his new capacity and believes he brings significant mining experience to the Company particularly in the areas of project development and operations. Mr. Antoniazzi will work closely with the board and I to develop, evaluate and implement both operational and strategic initiatives of the Company."

Immediately prior to the appointment of Mr. Antoniazzi as CEO, Mr. Antonio Rotundo stepped down as CEO but remains as the President, CFO and a Director of the Board for Affinity Gold.

Mr. Antoniazzi said, “After spending the better part of the last year as an active board member of Affinity Gold and understanding the true potential of our find, it is extremely exciting to be in a position to lead our Company to the next level.”

About Affinity Gold Corp.:
Affinity Gold Corp. is a mineral exploration and development company engaged in the acquisition, exploration and development of gold mineralization properties internationally.  Affinity Gold Corp.’s current primary focus is gold exploration in Peru.

Through its 99.99% owned subsidiary AMR Project Peru, S.A.C., Affinity Gold Corp. is the owner of the mining concession title named “AMR Project” covering 500 hectares and the mining concession certificate as evidenced by Certificate No. 7996-2006-INACC-UADA granted to AMR by the Republic of Peru, National Institute of Concessions and Mining Cadastre on December 11, 2006 (the “Mining Concession Rights”), which Mining Concession Rights are located in the Inambari River Basin on the flat plains region at an altitude greater than 1500’ and accessible by land and air, in the District of Ayapata, Province of Carabaya, Department of Puno, Peru.

www.affinitygold.com

CONTACT:  Affinity Gold Corp., +1-763-424-4754, info@affinitygold.com

For further information please refer to the Company’s filings with the SEC on EDGAR available at www.sec.gov.

FORWARD-LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Affinity Gold Corp., and its subsidiaries, business and project plans. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections.  Where Affinity Gold Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis.  However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements.  Affinity Gold Corp. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.